Exhibit 24

                               POWER OF ATTORNEY

  We, the undersigned Directors and Officers of Precision Auto Care, Inc. (the "Corporation"), hereby constitute and appoint Louis M. Brown Jr. and/or Robert
R. Falconi, our true and lawful attorney-in-fact with full power to sign for us, in our names and in the capacities indicated below, the Corporation's Annual Report on Form 10-K for the year ended June 30, 2001, and any and all amendments thereto.

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
Name                                Title                              Date
/s/ Louis M. Brown Jr.         Chief Executive Officer;             September 28, 2001
--------------------------     Director
Louis M. Brown Jr.

/s/ Robert R. Falconi          Chief Financial Officer;             September 28, 2001
--------------------------     (Principal Accounting Officer)
Robert R. Falconi              Director

/s/ Frederick F. Simmons       General Counsel; Director            September 28, 2001
--------------------------
Frederick F. Simmons

/s/ John Wiegand               Vice President Operations;           September 28, 2001
--------------------------     Director
John Wiegand

/s/ Woodley A. Allen           Chairman of the Board of             September 28, 2001
--------------------------     the Board of Directors;
Woodley A. Allen               Director

/s/ Arthur C. Kellar           Director                             September 28, 2001
--------------------------
Arthur C. Kellar

/s/ Bassam N. Ibrahim          Director                             September 28, 2001
--------------------------
Bassam N. Ibrahim

/s/ Bernard H. Clineburg       Director                             September 28, 2001
--------------------------
Bernard H. Clineburg

/s/ Lynn E. Caruthers          Director                             September 28, 2001
--------------------------
Lynn E. Caruthers

/s/ Mauricio Zambrano          Director                             September 28, 2001
--------------------------
Mauricio Zambrano
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